SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 28, 2004

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	0-24068	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200
HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(C)  EXHIBIT

The following exhibit is filed herewith:

99.1 Press release of Consolidated Graphics, Inc. (the “Company”) dated April 28, 2004, related to the announcement of the Company’s fiscal 2004 fourth quarter and year-end results.

ITEM 9.  REGULATION FD DISCLOSURE

The information in Item 9. of this report is being furnished in accordance with Regulation FD and not “filed” with the Securities and Exchange Commission. Accordingly, such information is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

Management’s conference call to be held today at 10:00 a.m. Central Time/11:00 a.m. Eastern Time to discuss the Company’s financial results for the fourth quarter and year-ended March 31, 2004 may include references to certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company provides the following qualitative and quantitative reconciliations regarding the non-GAAP financial measures to which management may refer.  The sum of quarterly amounts in the accompanying tables may not equal full year amounts due to rounding differences.

The Company defines EBITDA as our pre-tax earnings plus interest expense, depreciation, goodwill impairment and amortization expenses.  The Company uses EBITDA both as a liquidity and performance measure when evaluating its business and operations.  EBITDA should not be considered as an alternative to any measure of operating results as promulgated under GAAP (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance or our ability to satisfy current or future obligations and fund or finance future business opportunities. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of the Company’s results and liquidity.

	Fiscal					Fiscal 2004
($MM)	2000	2001	2002	2003	2004	Q1	Q2	Q3	Q4
Income (loss) before income taxes and accounting change	64.1	37.3	27.8	(8.7)	32.7	5.8	7.8	9.0	10.1
Depreciation and amortization	32.9	38.8	41.3	37.4	35.8	8.8	9.0	9.1	8.9
Interest expense	13.6	21.0	15.2	10.2	7.2	2.0	1.8	2.0	1.5
Goodwill impairment	—	1.1	—	38.0	—	—	—	—	—
EBITDA	110.6	98.2	84.3	76.9	75.7	16.6	18.6	20.1	20.5

The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures for property, plant and equipment, including capital expenditures which are directly financed.  The Company considers Free Cash Flow to be an important indicator of our operating flexibility and is a representative measure of our ability to satisfy current and future obligations and fund or finance future business opportunities.

	Fiscal					Fiscal 2004
($MM)	2000	2001	2002	2003	2004	Q1	Q2	Q3	Q4
Net cash provided by operating activities	68.3	68.1	69.8	95.4	79.3	20.2	18.7	16.1	24.4
Capital expenditures	62.5	36.9	22.1	21.2	19.8	3.0	6.4	4.8	5.7
Free cash flow	5.8	31.2	47.7	74.2	59.5	17.2	12.3	11.3	18.7

The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by Sales.  We define Adjusted Operating Income as Operating Income plus goodwill amortization and impairment.  Adjusted Operating Income is an important performance measure used by the Company to analyze and compare post-acquisition financial trends and results of its various operations.

	Fiscal					Fiscal 2003				Fiscal 2004
($MM)	2000	2001	2002	2003	2004	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Sales	624.9	683.4	643.9	710.3	708.1	176.1	181.8	186.3	166.1	165.8	174.6	184.2	183.4
Operating income	77.6	58.1	42.9	1.4	39.9	11.0	11.4	11.7	(32.7)	7.7	9.6	11.0	11.6
Goodwill impairment	—	1.1	—	38.0	—	—	—	—	38.0	—	—	—	—
Goodwill amortization	2.3	5.3	5.4	—	—	—	—	—	—	—	—	—	—
Adjusted operating income	79.9	64.5	48.3	39.4	39.9	11.0	11.4	11.7	5.3	7.7	9.6	11.0	11.6
Adjusted operating margin	12.8%	9.4%	7.5%	5.6%	5.6%	6.3%	6.3%	6.3%	3.2%	4.7%	5.5%	6.0%	6.3%

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Pursuant to Item 12 of Form 8-K, the Company is furnishing to the Securities and Exchange Commission its fiscal 2004 fourth quarter and year-end  results announced on April 28, 2004.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company will hold a conference call today at 10:00 a.m. Central Time/11:00 a.m. Eastern Time to discuss the Company’s financial results for the fourth quarter and year-ended March 31, 2004.  A live webcast and subsequent archive of the conference call, as well as a copy of the attached press release, can be accessed at www.consolidatedgraphics.com under the Investor Relations page.

The attached press release may contain forward-looking information.  Readers are cautioned that such information involves known and unknown risks, uncertainties and other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward looking statements.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ G. Christopher Colville
G. CHRISTOPHER COLVILLE
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
AND SECRETARY

Date: April 28, 2004